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                                                              EXHIBIT 5(b)(viii)

                  ADDENDUM TO PORTFOLIO MANAGEMENT AGREEMENT
                  ------------------------------------------


     The Amended and Restated Portfolio Management Agreement, made the 15th day of November, 1994 and amended the 14th day of January, 1997 (the "Agreement"), between PIMCO Advisors L.P. ("PIMCO Advisors" or "Adviser"), a limited partnership, and Columbus Circle Investors ("Columbus Circle" or "Portfolio Manager"), a general partnership, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is made this ____________ day of __, 1997.

                                  WITNESSETH:

     WHEREAS, PIMCO Funds: Multi-Manager Series (the "Trust") is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in separate portfolios of securities and other assets; and

     WHEREAS, the Trust currently consists of multiple separate series, including those series designated as the PIMCO Equity Income Fund, PIMCO Value Fund, PIMCO Small Cap Value Fund, PIMCO Capital Appreciation Fund, PIMCO Mid Cap Growth Fund, PIMCO Small Cap Growth Fund, PIMCO Micro Cap Growth Fund, PIMCO Core Equity Fund, PIMCO Mid Cap Equity Fund, PIMCO Enhanced Equity Fund, PIMCO Structured Emerging Markets Fund, PIMCO Tax-Managed Structured Emerging Markets Fund, PIMCO Emerging Markets Fund, PIMCO International Developed Fund, PIMCO Balanced Fund, PIMCO International Fund, PIMCO International Growth Fund, PIMCO Renaissance Fund, PIMCO Growth Fund, PIMCO Target Fund, PIMCO Opportunity Fund, PIMCO Innovation Fund, PIMCO Tax Exempt Fund, and PIMCO Precious Metals Fund (each a "Fund"); and

     WHEREAS, the Trust has retained PIMCO Advisors to render management services to the Funds pursuant to an Amended and Restated Investment Advisory Agreement dated as of November 15, 1994, as amended and restated as of January 14, 1997 and further supplemented from time to time, and such agreement authorizes the Adviser to engage portfolio mangers to discharge the Adviser's responsibilities with respect to the management of the Funds; and

     WHEREAS, the Adviser has retained Columbus Circle to furnish investment advisory services to the PIMCO Renaissance Fund, the PIMCO Core Equity Fund, the PIMCO Growth Fund, the PIMCO Mid Cap Equity Fund, the PIMCO Target Fund, the PIMCO Opportunity Fund, the PIMCO Innovation Fund, and the PIMCO Tax Exempt Fund (together, the "Funds"); and

     WHEREAS, the Adviser desires to retain Columbus Circle to furnish investment advisory services to the PIMCO International Growth Fund (the "New Fund") and Columbus Circle desires to acknowledge and accept such retention pursuant to this Addendum;
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     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1.  The first sentence of Paragraph one (1) ("Appointment") of the
                                                   -----------
Agreement is hereby amended and restated as follows:

               "1. Appointment.  The Adviser hereby appoints Columbus Circle
                   -----------
          Investors to act as Portfolio Manager to the PIMCO Renaissance Fund, the PIMCO Core Equity Fund, the PIMCO Growth Fund, the PIMCO Mid Cap Equity Fund, the PIMCO Target Fund, the PIMCO Opportunity Fund, the PIMCO Innovation Fund, the PIMCO Tax Exempt Fund, and the PIMCO International Growth Fund (the "Funds") for the periods and on the terms set forth in this Agreement."

     2. The Schedule attached to the Agreement to which Paragraph five (5) ("Compensation") of the Agreement refers is hereby amended to include the
  ------------
following:

          Fund                          Fee Rate            Effective Date
          ----                          --------            --------------

          PIMCO International
            Growth Fund                   0.75%             __/__/97

     3. This Addendum and the Agreement shall take effect with respect to the New Fund on _______ ___, 1997, and shall remain in effect, unless sooner terminated as provided in the Agreement and herein, with respect to the New Fund for two years from such date and continue thereafter on an annual basis with respect to the New Fund; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by the vote of a majority of the outstanding voting shares of the New Fund, and provided that continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Addendum or the Agreement or "interested persons" (as such term is defined in the 1940 Act) of the Trust, the Adviser, or the Portfolio Manager, cast in person at a meeting called for the purpose of voting on such approval. This Addendum and the Agreement may not be materially amended without a majority vote of the outstanding voting shares (as defined in the 1940 Act) of the New Fund.

     This Addendum and the Agreement may be terminated:

          (a) by the Trust at any time with respect to the services provided by the Portfolio Manager, without the payment of any penalty, by vote of (i) a majority of the Trustees of the Trust; (ii) a majority of the outstanding voting shares of the Trust; or (iii) a majority of the outstanding voting shares of the New Fund, on 60 days' written notice to the Portfolio Manager;

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          (b)  by the Portfolio Manager at any time, without the payment of any penalty, upon 60 days' written notice to the Trust;

          (c) by the Adviser any time, without the payment of any penalty, upon 60 days' written notice to the Portfolio Manager.

     However, any approval of this Addendum and the Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of the New Fund shall be effective to continue the Addendum and the Agreement with respect to the New Fund notwithstanding (a) that this Addendum and the Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund or (b) that this Addendum and the Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. The Agreement will terminate automatically with respect to the services provided by the Portfolio Manager in the event of its assignment, as that term in defined in the 1940 Act, by the Portfolio Manager.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below.

                                        PIMCO ADVISORS L.P.



                                        By: ____________________________________
                                            Title:

Attest: ____________________________
        Name:
        Title:


                                        COLUMBUS CIRCLE INVESTORS



                                        By: ____________________________________
                                            Title:


Attest: ____________________________
        Name:
        Title:

                                      -3-